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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):

                                February 15, 2001
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                                  PHYCOR, INC.
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             (Exact name of registrant as specified in its charter)

       Tennessee                       0-19786                   62-13344801
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    (State or Other               (Commission File             (I.R.S. Employer
    Jurisdiction of                    Number)                  Identification
    Incorporation)                                                   Number)


                            30 Burton Hills Boulevard
                                    Suite 400
                           Nashville, Tennessee 37215
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               (Address of principal executive offices) (Zip Code)

                                 (615) 665-9066
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              (Registrant's telephone number, including area code)


                                 Not applicable
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          (Former name or former address, if changed since last report)


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ITEM 5.           OTHER EVENTS

         PhyCor, Inc. (the "Company") failed to make the interest payment due February 15, 2001, on its outstanding 4.5% Convertible Subordinated Debentures Due 2003 (the "Notes"). Under the terms of the Indenture related to the Notes, unless the Company makes the interest payment within thirty days an event of default will occur ("Event of Default"). Upon the occurrence of an Event of Default, the trustee of the Notes, after a request by 25% of the holders of the Notes, may declare all unpaid principal and interest to be due and payable. In addition, under the Company's Fourth Amended and Restated Revolving Credit Agreement dated as of August 25, 2000, as amended, (the "Credit Facility"), an Event of Default under the Notes permits the Majority Banks (as defined in the Credit Facility) to declare the debt outstanding thereunder, currently $11.9 million, immediately due and payable.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  PHYCOR, INC.



                                  By: /s/ Tarpley B. Jones
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                                     Tarpley B. Jones
                                     Executive Vice President and
                                     Chief Financial Officer



Date:  February 15, 2001




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